                                                                       EXHIBIT 7
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                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Statement of Resources and Liabilities

                                                                  Dollar Amounts
                                                                    In Thousands
                                                                  --------------
ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin .......        $ 3,163,218
   Interest-bearing balances ................................          5,923,554
Securities:
   Held-to-maturity securities ..............................          1,210,537
   Available-for-sale securities ............................          9,596,941
Federal funds sold and securities purchased under
   agreements to resell .....................................          4,723,579
Loans and lease financing receivables:
   Loans and leases held for sale ...........................          1,104,560
   Loans and leases, net of unearned income.....   36,204,516
   LESS: Allowance for loan and lease losses....      608,227
   Loans and leases, net of unearned
     income and allowance ...................................         35,596,289
Trading Assets ..............................................          8,039,857
Premises and fixed assets (including capitalized  leases)....            836,786
Other real estate owned .....................................              1,292
Investments in unconsolidated subsidiaries and
   associated companies .....................................            207,616
Customers' liability to this bank on acceptances
   outstanding ..............................................            292,295
Intangible assets
   Goodwill .................................................          1,579,965
   Other intangible assets ..................................             18,971

                                                                  Dollar Amounts
                                                                    In Thousands
                                                                  --------------
Other assets ................................................          5,723,285
                                                                     -----------
Total assets ................................................        $78,018,745
                                                                     ===========
LIABILITIES

Deposits:
 In domestic offices ........................................        $28,786,182
   Noninterest-bearing..........................   12,264,352
   Interest-bearing.............................   16,521,830
 In foreign offices, Edge and Agreement subsidiaries,
      and IBFs ..............................................         27,024,257
   Noninterest-bearing..........................      407,933
   Interest-bearing.............................   26,616,325
Federal funds purchased and securities sold under agreements
      to repurchase .........................................          1,872,762
Trading liabilities .........................................          2,181,529
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases)  ...............................          1,692,630
Bank's liability on acceptances executed and outstanding ....            336,900
Subordinated notes and debentures ...........................          1,940,000
Other liabilities ...........................................          7,217,748
                                                                     -----------
Total liabilities ...........................................        $71,052,008
                                                                     ===========
Minority interest in consolidated subsidiaries ..............        $   500,315
                                                                     -----------

EQUITY CAPITAL

Perpetual preferred stock and related surplus ...............                  0
Common stock ................................................          1,135,284
Surplus .....................................................          1,050,729
Retained earnings ...........................................          4,266,676
Accumulated other comprehensive income ......................             13,733
Other equity capital components .............................                  0
Total equity capital ........................................          6,466,422
                                                                     -----------
Total liabilities, minority interest, and equity capital ....        $78,018,745
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      I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                              Thomas J. Mastro,
                                          Senior Vice President and Comptroller

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Gerald L. Hassell
Alan R. Griffith                          Directors
Thomas A. Renyi

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